SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  January 8, 2002
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                         HARLEYSVILLE GROUP INC.
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         (Exact name of registrant as specified in its charter)


	Delaware			0-14697		51-0241172
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(State or other jurisdiction	     (Commission	(IRS Employer
  of incorporation)		      File Number)	Identification No.)


355 Maple Avenue, Harleysville, Pennsylvania		  19438
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   (Address of principal executive offices)		(Zip Code)


                                (215) 256-5000
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               Registrant's telephone number, including area code


                                      N/A
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        (Former name or former address, if changed since last report.)


Item 5.	Other Events
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	This Form 8-K may contain "forward-looking statements" (as
defined in Section 27A(I)(1) of the Securities Act of 1933, as amended,) regarding the possible outcome of litigation commenced against the Company. Expressions which identify forward-looking statements speak only as of the date the statement is made. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties involved in litigation, many of which cannot be predicted or quantified and are beyond their control. Future developments and actual outcomes could differ materially from those set forth in, contemplated by, or underlying the forward-

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looking statements.  In light of these risks and uncertainties, there can be no assurance that the forward-looking information will prove to be accurate.

	On December 31, 2001, Harleysville Mutual Insurance Company ("Mutual"), which owns approximately 56% of the outstanding Common
Stock of the Company, received a written request for arbitration from GE Reinsurance Corporation ("GE Re") of a reinsurance agreement between Mutual and GE Re relating to certain automobile insurance policies written in California through a managing general agent beginning in 1999. The notice provides that GE Re intends to seek rescission of the agreement and reimbursement for its losses, which it claims currently approximate
$42 million. GE Re's claims are apparently based on alleged non-disclosures by Mutual at the time the agreement was entered into in 1999. GE Re has also indicated that it may terminate current payments under the Agreement.

	Mutual has given written notice of Mutual's election, pursuant to a right to do so, to have GE Re's claim heard in certain federal or state courts specified in the agreement, rather than in arbitration. Mutual and the Company currently presume that GE Re will commence such an action.

	The Company's insurance subsidiaries participate in an intercompany underwriting pool with Mutual under which the Company's participation, on a consolidated basis, is 72% of all premiums, losses, settlement expenses and other underwriting expenses for business written by all participants in the pool. Accordingly, the Company would bear that portion of any damages awarded to GE Re in any such action.

	Since 2000, only renewal business as required by law has been written by Mutual through the managing general agency. The written premium ceded by Mutual under the agreement was $34 million, $31 million and $19 million in 1999, 2000, and 2001, respectively, and is likely to decline further.

	Both Mutual and the Company believe GE Re's claims to be wholly without merit and intend to defend the matter vigorously and assert all appropriate counter-claims in any action commenced by GE Re in this matter. While the Company does not expect this matter to materially affect its financial statements, there can be no assurance of any particular outcome to any such litigation if subsequently commenced.

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                                     SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


					HARLEYSVILLE GROUP INC.
					Registrant




					/s/ Mark R. Cummins
January 8, 2002				-----------------------------
      					Mark R. Cummins
                                        Executive Vice President,
                                        Chief Investment Officer &
                                        Treasurer